Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

EQUITY RESIDENTIAL

AND

ERP OPERATING LIMITED PARTNERSHIP

AUGUST 23, 2006

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of August 23, 2006 by and between Equity Residential, a Maryland real estate investment trust (the “Trust”), and ERP Operating Limited Partnership, an Illinois limited partnership (the “Company”), for itself and for the benefit of the Holders (as hereinafter defined).

WHEREAS, the Company will issue $600,000,000 principal amount of its 3.85% Exchangeable Senior Notes due 2026 (up to $650,000,000 if the overallotment option is exercised) (the “Notes”) on the date hereof pursuant to the terms of the Indenture (the “Original Indenture”), dated as of October 1, 1994, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of September 9, 2004, and the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of August 23, 2006, between the Company and J.P. Morgan Trust Company, National Association (as successor in trust to Bank One Trust Company, NA, as successor to The First National Bank of Chicago), as trustee (the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture and as further amended and supplemented from time to time, the “Indenture”);

WHEREAS, as an inducement for the Holders to purchase Notes, the Trust hereby grants certain registration rights to the Company for the benefit of the Holders with respect to common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Trust that may in the future be issued to the Holders by the Trust upon an exchange of Notes, if such Common Shares when so issued shall not have been registered under the Securities Act of 1933, as amended, and are subject to restrictions on transfer (“Restricted Shares”);

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Certain Definitions

As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

“Affiliate” shall mean a Person that directly, or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

“Common Shares” shall have the meaning set forth in the preamble to this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” shall have the meaning set forth in Section 2(a) hereof.

“First Supplemental Indenture” shall have the meaning set forth in the preamble to this Agreement.

“Holder” or “Holders” shall mean the beneficial owners from time to time of the Notes and the beneficial owners from time to time of the Restricted Shares issued on account of Notes pursuant to the Indenture.

“Indemnitee” shall have the meaning set forth in Section 9 hereof.

“Indenture” shall have the meaning set forth in the preamble to this Agreement.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Notes” shall have the meaning set forth in the preamble to this Agreement.

“NYSE” shall mean the New York Stock Exchange.

“Notice Holder” shall mean, on any date, any Holder that has delivered to the Trust on or prior to such date a duly executed and completed Notice and Questionnaire.

“Notice and Questionnaire” shall mean a written notice and questionnaire containing all material information required to be disclosed with respect to such Holder as a “selling stockholder” in a Resale Shelf Registration Statement under the Securities Act.

“Offering Blackout Period” shall have the meaning set forth in Section 6(c) hereof.

“Original Indenture” shall have the meaning set forth in the preamble to this Agreement.

“Partnership” shall have the meaning set forth in the recitals to this Agreement.

“Partnership Agreement” shall mean the agreement of limited partnership of the Company, as amended from time to time.

“Person” shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Shares” (a) when used with respect to any Holder, shall mean all Restricted Shares held by such Holder, until (A) the earliest of (i) their effective registration under the Securities Act and resale in accordance with the Registration Statement covering them, (ii) if applicable, expiration of the holding period that would be applicable thereto under Rule 144(k) or any successor provision, (iii) if applicable, their sale to the public pursuant to Rule 144 or

(iv) the date such Shares cease to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise), and (B) as a result of the event or circumstance described in any of the foregoing clauses (A)(i) through (A)(iii), the legend with respect to Securities Act transfer restrictions is removed or removable.

“Registration Expenses” shall mean any and all expenses of the Trust incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (iii) fees and expenses with respect to filings required to be made with the NYSE or the NASD; (iv) fees and expenses of compliance with securities or “blue sky” laws; (v) printing expenses, messenger, telephone and delivery expenses; (vi) fees and disbursements of counsel for the Trust and customary fees and expenses for independent certified public accountants retained by the Trust; (vii) securities acts liability insurance, if the Trust so desires; (viii) all internal expenses of the Trust (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (ix) the expense of any annual audit; and (x) the fees and expenses of any person, including special experts, retained by the Trust; provided, however, that Registration Expenses shall not include, and the Trust shall not have any obligation to pay, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Shares, or any legal fees and expenses of counsel to any Holder and any broker/dealer or other financial intermediary or agent engaged by any Holder.

“Registration Statement” shall mean any registration statement of the Trust which covers the resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Resale Shelf Registration Expiration Date” shall have the meaning set forth in Section 2(a) hereof.

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

“Restricted Shares” shall have the meaning set forth in the preamble to this Agreement.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor provision).

“SEC” shall mean the Securities and Exchange Commission.

“Second Supplemental Indenture” shall have the meaning set forth in the preamble to this Agreement.

“Securities Act” shall have the meaning set forth in the preamble to this Agreement.

“Shares” shall mean all Restricted Shares issued to all Holders as described in the preamble to this Agreement and any other Common Shares issued as a dividend with respect to, or in exchange for or in replacement of such Restricted Shares.

“Suspension Event” shall have the meaning set forth in Section 6(b) hereof.

“Trustee” shall have the meaning set forth in the preamble to this Agreement.

“Trust Offering” shall have the meaning set forth in Section 6(c) hereof.

2.             Registration

(a)           Resale Shelf Registration Statement. The Trust shall prepare and file with the SEC a Registration Statement (a “Resale Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act relating to the sale by Holders from time to time of Registrable Shares, such filing to be made on a date (the “Filing Date”) which is no later than thirty (30) days after the issuance of the Registrable Shares covered by such Registration Statement. The Trust shall use its reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as soon as practicable after the Filing Date. The Trust agrees to use its reasonable efforts to keep the Resale Shelf Registration Statement, after its date of effectiveness, continuously effective until the date (the “Resale Shelf Registration Expiration Date”) that all Registrable Shares have ceased to be Registrable Shares. At the time the initial Resale Shelf Registration Statement is declared effective, each Holder that shall have become a Notice Holder on or prior to the date ten (10) business days prior to such time of effectiveness shall be named as a selling securityholder in the initial Resale Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. No holder shall be entitled to be named as a selling securityholder in the initial Resale Shelf Registration Statement or to use the Prospectus forming a part thereof for offers or resales of Registrable Securities unless such holder is a Notice Holder on or prior to the date ten (10) business days prior to the time of effectiveness of such Resale Shelf Registration Statement. Each Holder agrees that if such Holder wishes to sell Registrable Shares pursuant to a Resale Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(a). Following the date that the initial Resale Shelf Registration Statement is declared effective, each Holder that is not a Notice Holder wishing to sell Registrable Shares pursuant to a Resale Shelf Registration Statement and related Prospectus shall agree to deliver a Notice and Questionnaire to the Trust in order that it be named as a selling stockholder in such Prospectus. Upon receipt of any such Notice and Questionnaire after the date the initial Resale Shelf Registration Statement is declared effective, the Trust shall, as promptly as reasonably practicable after the date such Notice and Questionnaire is delivered, and in any event within fifteen (15) business days after such date:

(i)            if required by applicable law, file with the SEC a post-effective amendment to the Resale Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment thereto or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling stockholder in the Resale Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Shares in accordance with the Securities Act and, if the Trust shall file a post-effective amendment to the Resale Shelf Registration Statement, use its reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; and

(ii)           provide such Holder copies of any documents filed pursuant to this Section 2(a).

If the Trust shall file a post-effective amendment in accordance with the provisions of clause (i) above, the Trust shall notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any such post-effective amendment.  Notwithstanding anything contained herein to the contrary, (i) the Trust shall be under no obligation to name any Holder that is not a Notice Holder as a selling stockholder in any Registration Statement or related Prospectus, and (ii) the Trust shall not be required to file a prospectus supplement or post-effective amendment to name additional Notice Holders as selling stockholders more often than on three occasions during any calendar quarter.

(b)           Notification and Distribution of Materials. The Trust shall notify Holders of Registrable Shares of the effectiveness of any Registration Statement applicable to the Registrable Shares and shall furnish to the Holders, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

(c)           Amendments and Supplements. The Trust shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (a) such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement, (b) the date on which the Registration Statement is no longer required to be effective under the terms of this Agreement or (c) the shares subject to such Registration Statement and/or related Prospectus cease to be Registrable Shares.  Upon ten (10) business days’ notice, the Trust shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or a Holder’s ownership interests in its Registrable Shares that is reasonably necessary to permit the sale of such Holder’s Registrable Shares pursuant to the Registration Statement.

(d)           Notice of Certain Events. The Trust shall promptly notify the Holders of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). In addition, the Trust shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or of any post-effective amendment to the Registration Statement and the effectiveness of any such post-effective amendment.

At any time when a Prospectus relating to the Registrable Shares is made available for use by Holders of Registrable Securities in connection with resales thereof or is otherwise required to be delivered under the Securities Act by a Holder of Registrable Shares to a transferee, the Trust shall immediately notify the Holders of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Trust shall promptly, and in any event within ten (10) business days of the occurrence of such event, prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Trust shall, if necessary, promptly, and in any event within ten (10) business days of the occurrence of the event in question, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

(e)           Notwithstanding any provision of this Agreement to the contrary, the Trust may satisfy its obligation to file a Registration Statement pursuant to this Agreement by designating an existing effective Registration Statement filed pursuant to Rule 415 (Registration Statement within the meaning of this Agreement) by Notice to each of the Holders.

3.             State Securities Laws. Subject to the conditions set forth in this Agreement, the Trust shall, in connection with the filing of any Registration Statement hereunder, register or qualify the Registrable Shares under the securities or “Blue Sky” laws of such states as the Holders may reasonably request, and the Trust shall use its reasonable efforts to effect such registration or qualification in a timely manner; provided, however, that the Trust shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once so registered or qualified, the Trust shall use its reasonable efforts to keep such registrations or qualifications effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, (b) in the case of a particular state, the applicable Holders have notified the Trust that they no longer require an effective filing in such state in accordance with their original request for filing, (c) the date on which the applicable Registration Statement ceases to be effective or (d) the date on which the Registrable Shares subject to any such registrations or qualifications cease to be Registrable Shares.

4.             Listing. The Trust will use reasonable efforts to cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently the NYSE) on which the Common Shares are then listed, in each case not later than the date on which a Registration Statement covering the Registrable Shares becomes effective or the Registrable Shares are issued by the Trust to a Holder, whichever is later. The Trust will use reasonable efforts to continue the listing or trading privilege for all Registrable Shares on such exchange. The Trust will promptly notify the Holders of, and confirm in writing, the delisting of the Common Shares by such exchange.

5.             Expenses. The Trust shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and the Trust’s performance of its other obligations under the terms of this Agreement. The Holders shall bear all underwriting fees, discounts or commissions attributable to the sale of securities by the Holders, or any legal fees and expenses of counsel to the Holders and any broker/dealer or other financial intermediary or agent engaged by Holders and all other expenses incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement.

6.             Suspension of Registration Requirement; Restriction on Sales.

(a)           The Trust shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder’s Registrable Shares or the initiation of any proceedings for that purpose. The Trust shall use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment.

(b)           Notwithstanding anything to the contrary set forth in this Agreement, the Trust’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings with any state securities commission, to become effective shall be suspended, for one or more periods not to exceed the period described in Section 9 below, if such obligation would (i) require additional disclosure of material information by the Trust in the Registration Statement or such filing as to which the Trust has a bona fide business purpose for preserving confidentiality, or (ii) render the Trust unable to comply with SEC requirements, or (iii) otherwise make it impractical or inadvisable to cause the Registration Statement or such filings to be filed, amended or supplemented or to become effective (any such circumstances being hereinafter referred to as a “Suspension Event”). The Trust shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by an executive officer of the Trust stating that a Suspension Event has occurred and is continuing.

(c)           Subject to the terms of Section 7 below, each Holder of Registrable Shares agrees, if requested by the Trust in the case of a non-underwritten offering registered under the Securities Act or if requested by the managing underwriter or underwriters in an underwritten offering (each, a “Trust Offering”), not to effect any public sale or distribution of any of the Shares during the period (the “Offering Blackout Period”) beginning on the date specified in such written notice from the Trust (which in no event shall be any earlier than the fifteenth (15th) day preceding the anticipated date of pricing of such Trust Offering) and ending on the earlier to occur of:

(i)            ninety (90) days after the closing date of such Trust Offering;

(ii)           thirty (30) days after the date on which the closing price of the class of equity securities sold by the Trust in such Trust Offering shall have averaged for a period of twenty (20) consecutive trading days at least one-hundred-five percent (105%) of the initial price to the public of such security in such Trust Offering;

(iii)          the date on which the Trust may begin to effect any public sale or distribution of any of the securities of the Trust following such Trust Offering pursuant to any contractual lock-up or similar restrictions on the sale of Common Shares;

(iv)          the date on which all trustees and executive officers who have been required to enter into contractual lock-up or similar restrictions on the sale of Common Shares owned by them may begin to effect public sales of Common Shares following such Trust Offering, including pursuant to waivers of the restrictions by the managing underwriter or underwriters; or

(v)           the date the Trust or managing underwriter or underwriters withdraws such request in writing;

provided, however, that this Section 6(c) shall not prohibit resales of Shares by any Holder not subject to restrictions on transfer (including, without limitation and as applicable, resale of Shares pursuant to Rule 144) and similarly exempt from any registration requirement under any state “Blue Sky” or similar laws.

(d)           Subject to the terms of Section 7 below, each Holder agrees that, following the effectiveness of any Registration Statement relating to Registrable Shares held by such Holder, such Holder will not effect any sales of the Shares pursuant to such Registration Statement at any time after such Holder has received notice from the Trust to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Trust may correct or update the Registration Statement. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from the Trust, which notice shall be given by the Trust not later than one (1) business day after the date on which the condition resulting in such Suspension Event terminates.

7.             Limitations on Suspension/Blackout Periods. Notwithstanding anything herein to the contrary, the Trust covenants and agrees that (i) the Trust’s rights to suspend its obligation under this Agreement to file, amend or supplement a Registration Statement and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, (ii) the Holders’ obligation to suspend public sales of Shares during one or more Offering Blackout Periods and (iii) the Holders’ obligations to suspend sales of Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not, in the aggregate, cause the Holders to be required to suspend sales of Shares or relieve the Trust of its obligation to file, amend or supplement and maintain the effectiveness of a Registration Statement for longer than a total of ninety (90) days during any twelve (12) month period.

8.             Additional Shares. The Trust, at its option, may register, under any Registration Statement and include in any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued, treasury or other Common Shares of or owned by the Trust and any of its Subsidiaries or any Common Shares or other securities of the Trust owned by any other security holder or security holders of the Trust.

9.             Indemnification

(a)           Indemnification by the Trust. The Trust shall indemnify and hold harmless each Holder and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act) as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Resale Shelf Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Trust; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 9(a) does not apply to the Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust by the Holder expressly for use in the Resale Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b)           Indemnification by the Holders. In connection with the Resale Shelf Registration Statement, each Holder, on a several and not joint basis, shall indemnify and hold harmless the Trust, and each of its trustees and officers (including each trustee and officer of the Trust who signed the Resale Shelf Registration Statement), and each Person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 9(a) (except that any settlement described in Section 9(a)(ii) shall be effected with the prior written consent of the Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statements or omissions, made in the Resale Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust by the Holder expressly for use in such Resale Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).  Notwithstanding the provisions of this Section 9(b), the Holder shall not be required to indemnify the Trust with respect to any amount in excess of the amount of the total net proceeds received by the Holder from sales of the Registrable Shares under the Resale Shelf Registration Statement.

(d)           For purposes of this Section 9, the term Resale Shelf Registration Statement and Prospectus shall be deemed to include any “issuer free writing prospectus” (as such term is defined in Rule 433 promulgated under the Securities Act) used in connection with any resale of the Registrable Shares.

10.           Indemnification Procedures The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it of which the indemnified party has actual knowledge and in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 9(a) or 9(b), unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 9(a) or 9(b). If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense.  In no event shall an indemnifying party be liable for the payment of legal fees and expenses of more than one counsel or the indemnified parties with respect to any action, matter or claim.  If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible; provided, however, that counsel for the indemnified party shall not be required to take any action which would prejudice the defense of the indemnified party. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party shall pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party shall not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

11.           Contribution. If the indemnification provided for in Section 9 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 9 hereof had been available under the circumstances.

The Trust and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

Notwithstanding the provisions of this Section 11, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Shares exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

12.           No Other Obligation to Register.  Except as otherwise expressly provided in this Agreement, the Trust shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.  Without limiting the foregoing, Common Shares issued pursuant to the Indenture which are not Restricted Shares shall not constitute Registrable Shares for purposes of this Agreement.  Accordingly, in no event shall any holder of such Common Shares have any registration rights with respect to such Common Shares under this Agreement.

13.           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Trust has obtained the written consent of Holders of a majority of the then outstanding Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing two sentences, this Agreement may be amended by written agreement signed by the Trust and the Company, without the consent of the Holders of Registrable Shares, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Shares. Each Holder of Registrable Shares outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 13, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Shares or is delivered to such Holder.

14.           Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one (1) Business Day after being deposited with such courier, if made by a recognized overnight courier, if made by first-class mail, to the parties as follows:

If to the Trust:

Equity Residential

Two North Riverside Plaza

Chicago, Illinois  60606

Attn:      Bruce C. Strohm, Esq.

Fax:

With a copy to:

DLA Piper Rudnick Gray Cary US LLP

203 North LaSalle Street, Suite 1900

Chicago, Illinois  60601

Attn:       Hal M. Brown, Esq.

Fax:         (312) 630-5399

If to a Holder:

At the most current address given by such Holder to the Trust in a Notice and Questionnaire or any amendment thereto.

15.           Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any successor, assignee or transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, (i) such successor, assignee or transferee shall be entitled to all of the benefits of a “Holder” under this Agreement and (ii) such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

16.           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

17.           Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within said state.

18.           Third Party Beneficiary and Remedies. Each of the Holders shall be a third party beneficiary of this Agreement, with full rights of enforcement as if a party hereto. The remedies provided for herein are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Holder at law or in equity. The Trustee shall be entitled, on behalf of Holders, to seek any available remedy for the enforcement of this Agreement

19.           Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

20.           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EQUITY RESIDENTIAL, a Maryland real estate investment trust

By:	/s/ Donna Brandin
Name: Donna Brandin
Title: Executive Vice President and
Chief Financial Officer

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, its general partner

By:	/s/ Robert A. Garechana
Name: Robert A. Garechana
Title: Assistant Vice President and
Assistant Treasurer